Exhibit 10.1
CONSULTING AGREEMENT
THIS CONSULTING AGREEMENT for independent contractor consulting services (“Agreement”) is made and entered into effective as of June 15, 2017, by and between DaVita Inc. (the “Company”) and Roger J. Valine (“Contractor”), an individual.
IT IS HEREBY AGREED:
1.Independent Contractor Relationship. In accordance with the mutual intentions of the Company and Contractor, this Agreement establishes between them an independent contractor relationship, and all of the terms and conditions of this Agreement shall be interpreted in light of that relationship. There is no intention to create by this Agreement an employer-employee relationship. If a court of law were ever to determine that Contractor is an employee of the Company, Contractor hereby waives any and all rights he may have to participate in the Company’s health and welfare benefit programs, including, but not limited to, its health insurance and retirement savings plan.
2.    Term. Contractor shall commence providing services on June 15, 2017, and shall continue to provide services for a period of twelve (12) months, provided, however, that Contractor shall not be obligated to perform should Contractor become physically or mentally disabled from doing so. This Agreement will automatically renew at the end of each term for a further term of twelve (12) months unless either party gives the other written notice of termination at least thirty (30) days prior to the end of the relevant term. Notwithstanding the foregoing, the Agreement, and any subsequent renewals, will terminate automatically pursuant to Section 13 (Termination by Death) and may be terminated at any time by the Company after June 15, 2018 pursuant to Section 14 (Termination for Convenience by Written Notice) and at any time pursuant to Section 15 (Termination for Cause by Written Notice) of this Agreement, and by Contractor after June 15, 2018 pursuant to Section 14 (Termination for Convenience by Written Notice) of this Agreement.
3.    Personal Services. The parties recognize that this is a personal services agreement for the services that Contractor will provide for the Company.
4.    Conflict of Interest Prohibited. During the term of this Agreement, Contractor may not consult, work, or serve in any capacity for (a) another person or entity that intends to operate or does operate in any business in competition with the Company or (b) any past, current or future customer or payor of the Company.
5.    Type of Service. Contractor shall provide executive coaching and/or mentoring to such management employees of the Company as directed and approved by, and under the direction of, the Chief Executive Officer of the Company. Contractor will work diligently and use his best time and efforts in the discharge of his responsibilities. Contractor will faithfully and industriously and to the best

Consulting Agreement

of his ability, experience, and talents perform all of the responsibilities that may be required to achieve the results desired by Company.
6.    Compensation and Reimbursement.
(a)    Payment for Services. During the term of this Agreement, the Company shall pay to Contractor an hourly fee of $500 per hour for his services. Contractor shall submit a monthly invoice, setting forth the work performed, to Arturo Sida for payment processing, or as otherwise directed. Contractor shall also submit a completed IRS Form W-9 with his first invoice.
(b)    Travel. If the Company requires Contractor to travel in connection with his services, the Company shall pay to Contractor an hourly fee of $100 per hour for up to a maximum of ten (10) hours per month, and the Company will reimburse or cover certain travel related costs and expenses reasonably incurred (including business class flights), provided that all such travel is booked through the Company’s travel department.
(c)    The payments described in this Section 6 (Compensation and Reimbursement) shall constitute full payment for Contractor’s services to the Company during the term of this Agreement, and Contractor shall not receive any additional benefits or compensation for his services, except that the Company will reimburse Contractor for his reasonable expenses incurred in performing such consulting services. All such costs and expenses shall be itemized by statement and each statement shall be accompanied by substantiating bills or receipts as reasonably requested by the Company. Contractor must obtain prior authorization for any single expenditure or set of related expenditures that Contractor reasonably expects to exceed $2,500. Contractor shall arrange all business travel through the Company’s travel department.
7.    Continuation of Service. Because Contractor was a non-employee member of the Company’s Board of Directors (“Director”) as of the date he entered into this Agreement, Section 2.53(b) of the Company’s 2011 Incentive Award Plan, as amended on June 17, 2014 (the “Plan”), provides that if a Director ceases to be a Director but simultaneously commences or remains in service to the Company, such Director will not be deemed to have had a Termination of Service as defined in the Plan. Accordingly, the provision in any of Contractor’s Stock Appreciation Rights Agreements that provide that the underlying awards pursuant to such agreements expire and cease to be exercisable as of the date which is three (3) months after the date on which the Directors membership on the Board of Directors of the Company terminates, is not applicable so long as this Agreement’s term continues.
8.    Contractor Responsible for Taxes and Indemnification. Without limiting any of the foregoing, Contractor agrees to accept exclusive liability for the payment of taxes or contributions for unemployment insurance or old age pensions or annuities or social security payments which are measured by the wages, salaries or other remuneration paid to Contractor or the employees of Contractor, if any, and to reimburse the Company for such taxes, contributions, interest thereon, or penalties that the Company may be compelled to pay as a result of any failure by Contractor to pay amounts owed by Contractor. Contractor also agrees to comply with all administrative regulations respecting the assumption of liability

Consulting Agreement

for such taxes and contributions. The Company will report payments under this Agreement to the Internal Revenue Service on a Form 1099.
9.    Assignment of Work Product.
(a) Contractor hereby assigns to the Company the entire right, title and interest for the entire world in and to all work performed, writing(s), formula(s), design(s), model(s), drawing(s), photograph(s), design invention(s) and other invention(s) made, conceived or reduced to practice or authorized by Contractor, either solely or jointly with others, during the performance of this Agreement or with use of information, materials or facilities of the Company received or used by Contractor during the period in which Contractor is retained by the Company or its successor in business, under this Agreement. Contractor shall promptly disclose to the Company all work(s), writing(s), formula(s), design(s), other invention(s) made, conceived, or reduced to practice or authored by Contractor in the course of the performance of this Agreement.
(b) Contractor shall sign, execute and acknowledge or cause to be signed, executed and acknowledged without cost, but at the expense of the Company, any and all documents and to perform such acts as may be necessary, useful or convenient for the purpose of securing to the Company or its nominees, patent, trademark, or copyright protection throughout the world upon all such writing(s), formula(s), design(s), model(s), drawing(s), photograph(s), design invention(s) and other invention(s), title to which the Company may acquire in accordance with the provisions of this clause.
10.    Contractor Work Product Owned by Company. All information developed or produced under this Agreement, of whatever type relating to the work performed under this Agreement, shall be the exclusive property of the Company. Upon termination of this Agreement, Contractor shall maintain and/or dispose of such items as directed by the Company.
11.    Confidentiality. Contractor agrees that all data and information about the Company’s business, legal affairs, plans, finances, plants, equipment, processes and methods of operation disclosed to, acquired by or developed by Contractor during performance of the work hereunder is and shall remain the exclusive property of the Company. Except for such information and data as can be proven by Contractor to be in or to have entered the public domain through no fault of Contractor or to have been in Contractor’s possession prior to disclosure to Contractor by the Company and/or the performance of Contractor’s services hereunder, Contractor shall during the term of the Agreement and thereafter in perpetuity maintain as confidential and not disclose to third parties or otherwise use, and will enjoin Contractor’s employees, agents or subcontractors (as applicable) from using, such information except as duly authorized in the conduct of the Company’s business or as otherwise authorized in advance in writing signed by the Company’s Chief Executive Officer (or his successor). Contractor agrees that such data and information shall be used by Contractor solely for the purpose of performing services for the Company and not for the benefit of any other person or entity whatsoever.

Consulting Agreement

12.    No Assignments by Contractor. Contractor shall not assign or transfer any rights under this Agreement without the Company’s prior written consent, and any attempt of assignment or transfer without such consent shall be void. The Company may, however, assign the Agreement to any entity controlling, controlled by or under common control with the Company.
13.    Termination by Death. This Agreement shall automatically terminate upon Contractor’s death. In such event, the Company shall be obligated to pay Contractor’s estate or beneficiaries only the accrued but unpaid fees and expenses due as of the date of death.
14.    Termination for Convenience by Written Notice. This Agreement is terminable for convenience by the Company or by Contractor on 30 days’ written notice to the other party. The Company shall only be obligated to pay fees due to Contractor until the date of termination. Contractor’s obligations pursuant to Section 8 (Contractor Responsible for Taxes and Indemnification), Section 9 (Assignment of Work Product), Section 10 (Contractor Work Product Owned by Company), and Section 11 (Confidentiality) of this Agreement shall continue in perpetuity.
15.    Termination for Cause by Written Notice. This Agreement is terminable by the Company upon 10 days’ written notice if the Company possesses a good faith, reasonable belief (whether or not ultimately correct) that Contractor: (a) has violated any material provision of this Agreement; (b) has been convicted of a felony; (c) has committed any act of fraud or dishonesty resulting or intended to result directly or indirectly in personal enrichment at the expense of the Company; (d) has repeatedly failed or refused to follow policies or directives reasonably established by the Chief Executive Officer of Company or his designee that goes uncorrected for a period of 30 consecutive days after written notice has been provided to Contractor; (e) has committed any act of unlawful discrimination, including sexual harassment; (f) has violated the duty of loyalty, any fiduciary duty, or any rule of legal ethics; or (g) has been excluded from participating in any federal health care program. If the Company exercises its right to terminate the Agreement pursuant to this Section 15 (Termination for Cause by Written Notice), the obligations the parties may otherwise have under this Agreement shall cease immediately, except as otherwise provided in this Agreement. The Company shall only be obligated to pay those fees already paid to Contractor at the time of termination. Contractor’s obligations pursuant to Section 8 (Contractor Responsible for Taxes and Indemnification), Section 9 (Assignment of Work Product), Section 10 (Contractor Work Product Owned by Company), and Section 11 (Confidentiality) of this Agreement shall continue in perpetuity.
16.    Covenant Not to Compete. Contractor recognizes and agrees that his covenant not to compete is necessary to insure continuation of the business and reputation of the Company and that irreparable harm and damage will be done to the Company if Contractor competes with the Company in certain specified areas. Contractor acknowledges that he will be privy to confidential information to which Contractor might not otherwise be exposed.
Contractor covenants and agrees that during the term of this Agreement and for one (1) year following the termination of this Agreement, he shall not, as an employee, independent contractor,

Consulting Agreement

consultant, or in any other form, provide any of the same or similar services that Contractor performed under this Agreement for any other individual, partnership, limited liability company, corporation, independent practice association, management services organization, or any other entity (collectively, “Person”) that competes in anyway with the Company or any of its subsidiaries or affiliates anywhere within the United States. Contractor further agrees that during the term of this Agreement and for the one-year period following the termination of this Agreement, Contractor shall not conduct or accept business with any of the Company’s suppliers, vendors or customers who had been suppliers, vendors or customers within the twelve months preceding the date of the termination of this Agreement.
Contractor understands and acknowledges that provisions of this Agreement, including this section, are designed to preserve the business and goodwill of the Company. Accordingly, if Contractor breaches any such obligation, in addition to any other remedies available under this Agreement, at law or in equity, the Company shall be entitled to enforce this Agreement by injunctive relief and by specific performance of this Agreement, such relief to be without the necessity of posting a bond, cash or otherwise. Additionally, nothing in this Section 16 (Covenant Not to Compete) shall limit the Company’s right to recover any other damages to which it is entitled as a result of Contractor’s breach. If any provision of the restrictive covenants contained in this Agreement is held by a court of competent jurisdiction to be unenforceable due to the scope of the time period, geographic area, or restricted activity being deemed excessive, the restrictive covenant shall be reformed to comply with the time period, geographic area, or restricted activity that would be held enforceable.
17.    Covenant Not to Solicit. Contractor agrees that during the term of this Agreement, and for a period of one (1) year after the termination of this Agreement, Contractor will not contact, communicate with, or correspond with any director, officer, employee, representative, agent or independent contractor of the Company, in any manner that will interfere with or attempt to disrupt the relationship between the Company and any such director, officer, employee, representative, agent or independent contractor, including but not limited to the solicitation or encouragement of any employee to leave the employ of the Company for any reason, or employ any such person in any manner whatsoever, without the prior written consent of the Company.
18.    Arbitration. Any disagreement, dispute or claim arising out of or relating to this Agreement which cannot be settled by the parties hereto shall be resolved by arbitration in accordance with the following provisions: (a) the forum for arbitration shall be Denver, Colorado, (b) governing law shall be the laws of the State of Colorado, (c) the number of arbitrators shall be one (1), who shall be a retired judge; (d) arbitration shall be administered by JAMS; (e) the rules of arbitration shall be as determined by JAMS, as modified by any other instructions that the parties hereto may agree upon at the time; (f) the award rendered by arbitration shall be final and binding upon the parties hereto, and judgment on the award may be entered in any court of competent jurisdiction in the United States; (g) Company and Contractor shall each pay fifty percent (50%) of the fees and costs charged by the arbitrator and/or JAMS. Notwithstanding the foregoing, Company shall be entitled to seek equitable relief from a court of competent jurisdiction for any alleged violations of Section 16 (Covenant Not to Compete) and/or Section 17 (Covenant Not to Solicit).

Consulting Agreement

19.    Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives to the fullest extent permitted by applicable law any right he or it may have to a trial by jury with respect to any action directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto hereby (a) certifies that no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of any such action, seek to enforce the foregoing wavier; and (b) acknowledges that he/it has been induced to enter into this Agreement and the transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 19 (Waiver of Jury Trial).
20.    Severability. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and, to this end, the provisions of this Agreement are declared to be severable.
21.    Waiver of Breach. No waiver of any breach of any term or provision of this Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.
22.    Notice. Any notice required to be given pursuant to this Agreement shall be deemed to have been sufficiently given when delivered by (i) personal delivery, (ii) a nationally-recognized, next-day courier service, or (iii) first-class registered or certified mail, postage prepaid addressed to Company at its principal office and to Contractor at the address listed on Contractor’s invoices. All notices to Company shall be directed to the attention of the Chief Executive Officer, or to such other address as either party may have furnished to the other in writing in accordance with this Section 22 (Notice). Any notice of change of address shall be effective only upon receipt.
23.    Written Reports. Contractor, when directed, shall provide written reports with respect to the services rendered hereunder as reasonably requested by the Company.
24.    Compliance with Law. Contractor shall comply with any and all applicable laws and regulations including but not limited to health, safety and security rules and regulations which are now in effect or which may become applicable. Contractor agrees to fill out any paperwork required to allow the Company to conduct a background check per its policies.
25.    Mutual Drafters. Each party has cooperated in the drafting and preparation of this Agreement. Hence, this Agreement shall not be construed against any party on the basis that the party was the drafter.
26.    Advice of Counsel. In entering this Agreement, the parties represent that they have relied upon the advice of their attorneys, who are attorneys of their own choice, and that the terms of this Agreement have been completely read and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

Consulting Agreement

27.    Entire Agreement. This instrument constitutes and contains the entire Agreement and final understanding between the parties covering the services provided by Contractor. It is intended by the parties as a complete and exclusive statement of the terms of their agreement. It supersedes all prior negotiations and agreements, proposed or otherwise, whether written or oral, between the parties concerning the services provided by Contractor. Any representation, promise or agreement not specifically included in this Agreement shall not be binding upon or enforceable against either party. This is a fully integrated document. This Agreement may be modified only with a written instrument duly executed by each of the parties. No person has any authority to make any representation or promise on behalf of any of the parties not set forth herein and this Agreement has not been executed in reliance upon any representations or promises except those contained herein.
28.    Execution of Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument. With respect to this Agreement and any notice delivered pursuant to this Agreement, documents signed by electronic or facsimile signature shall be deemed to be of the same force and effect as an original of a manually signed copy.
29.    Governing Law and Venue. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Colorado (without regard to principles of conflicts of laws). Both parties agree that any action relating to this Agreement shall be brought in a state or federal court of competent jurisdiction located in Denver, Colorado, and both parties agree to exclusive venue in Denver, Colorado.
30.    Headings not Controlling. Headings are used only for ease of reference and are not controlling.
31.    Approval by Company as to Form. The parties acknowledge and agree that this Agreement shall take effect and be legally binding upon the parties only upon full execution hereof by the parties and upon approval by Company as to the form of hereof.

Consulting Agreement

The parties have read the foregoing Consulting Agreement and accept and agree to the provisions it contains and hereby execute it voluntarily with the full understanding of its consequences.

DAVITA INC.		CONTRACTOR

By:	/s/ Kent J. Thiry	By:	/s/ Roger J. Valine
	Kent J. Thiry		Roger J. Valine
Chief Executive Officer

Date:	8/10/17	Date:	8/02/17

Approved as to Form:

/s/ Arturo Sida
Arturo Sida
Vice President, Associate General Counsel

Consulting Agreement